U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


       Date of Report (Date of earliest event reported): January 21, 2004

                           Commission File No. 0-28099


                         ALADDIN SYSTEMS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


             NEVADA                                     86-0866757
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                   Identification Number)


                               245 WESTRIDGE DRIVE
                          WATSONVILLE, CALIFORNIA 95076
              (Address of Principal Executive Offices and Zip Code)

                    Issuer's Telephone Number: (831) 761-6200

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 21, 2004, Aladdin Systems Holdings, Inc. (the "Company") entered into a definitive agreement (the "Agreement") with International Microcomputer Software, Inc. ("IMSI") a leading developer of precision design, graphics, and business productivity software entered for the sale of the Company's wholly-owned Aladdin Systems, Inc. ("Aladdin Systems") subsidiary. Aladdin Systems is a developer and publisher of utility software solutions in the areas of information access, removal, recovery, security and distribution of information and data for the Windows(R), Linux(R) and Macintosh(R) platforms including the StuffIt line of data compression and archiving software.

Pursuant to the Agreement, IMSI is to pay to the Company approximately $8 million dollars in a combination of cash, newly issued shares of IMSI common stock and a promissory note convertible into IMSI stock based upon certain criteria. Additional payments of up to $2 million in cash will also be made to the Company during the three year period following closing based upon the future revenues of Aladdin Systems.

The closing of the transaction is subject to customary closing conditions and is expected to close in March, 2004.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) EXHIBITS:

Press Release dated January 21, 2004


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALADDIN SYSTEMS HOLDINGS, INC.
(Registrant)

/s/ Jonathan Kahn                                    Date: February 9, 2004
----------------------------------------
(Jonathan Kahn, CEO and Director)

                                 EXHIBIT INDEX

Exhibit No              Description
----------              -----------
99.1                    Press Release dated January 21, 2004